FORM 8-K





                  SECURITIES AND EXCHANGE COMMISSION



                        Washington, D.C.  20549

                            CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities
                         Exchange Act of 1934



Date of Report               October 7, 1994



                           PECO ENERGY COMPANY
        (Exact name of registrant as specified in its charter)



       PENNSYLVANIA                1-1401                23-0970240
(State or other jurisdiction      (Commission           (IRS Employer
       or incorporation)           file number)         Identification
                                                            Number)





 230l Market Street, Philadelphia, Pennsylvania          19101
 (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:    (215) 841-4000

ITEM 5.  OTHER EVENTS


As previously reported in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, on September 11, 1992, the Company filed with the Pennsylvania Public Utility Commission (PUC) a request for a 1.5% electric base-rate increase designed to recover the costs associated with the implementation of Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." On September 2, 1993, the PUC issued an order denying the Company current recovery of SFAS No. 106 costs, stating that the settlement of the appeals from the PUC's 1990 Limerick Unit No. 2 order precluded the Company from seeking an increase in electric base rates for these costs before April 1, 1994. The September 2, 1993 order authorized the Company to defer certain SFAS No. 106 expense as a regulatory asset. On September 30, 1993, the Company filed with the Commonwealth Court of Pennsylvania (Commonwealth Court) a petition for review of the PUC's September 2, 1993 order.

On October 6, 1994, the Company, the Office of Consumer Advocate (OCA) and a coalition of large industrial customers filed a Joint Petition for Settlement (Joint Petition) to resolve all issues presented in this proceeding and the appeal thereof.

Under the Joint Petition, the Company will be permitted to increase rates by $26.2 million per year, effective January 1, 1995. The retail electric SFAS No. 106 operating expense, including the annual amortization (over 18 years) of retail electric SFAS No. 106 operating expense deferred in 1993 and 1994, will be deemed to be included in the new rates. The Joint Petition also provides that the Company will not file for an increase in retail electric service rates before April 1, 1999, except under specified circumstances for items such as, energy cost adjustments, changes in state taxes, changes in federal taxes, demand side management surcharges, and increases in nuclear plant decommissioning expense or funding requirements and spent nuclear fuel disposal expenses. In addition, the Joint Petition does not preclude the PUC from investigating the Company's rates.

The Joint Petition also provides that any of the parties to the Joint Petition may elect to void the settlement in the event current rate recovery of SFAS No. 106 expense is ultimately disallowed through the OCA's appeal to the Supreme Court of Pennsylvania of cases involving other Pennsylvania utilities. In such event, the Company would refund to customers, with interest, any increased base rate amounts collected, and the Company would defer all additional SFAS No. 106 expense as a regulatory asset for future recovery through ratemaking, which recovery is not assured.

The Joint Petition is subject to approval by the PUC.
                               ***

On October 6, 1994, Public Service Electric and Gas Company, operator and owner of 42.59% of the Salem Nuclear Generating Station (of which the Company owns 42.59%), filed the following Current Report on Form 8-K with the SEC:

ITEM 5.  OTHER EVENTS

"The following information updates certain matters previously reported to the Securities and Exchange Commission under Item 1 - Business of Part I of the Annual Reports on Form 10-K for 1993 and Part II of the Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994, of Public Service Electric and Gas Company (PSE&G) and its parent, Public Service Enterprise Group Incorporated (Enterprise).

NUCLEAR OPERATIONS

Salem Nuclear Generating Station, Unit 1 (Salem 1) experienced an automatic reactor shutdown which occurred on April 7, 1994 due to excessive grass from the Delaware River clogging the station's water intake structure. Subsequent to the shutdown a Precautionary Alert was declared at 1:16 p.m. and this emergency classification was terminated at 8:20 p.m. No abnormal releases of radiation to the environment occurred during the event and there was no threat to the public health and safety. Salem 1 remained out of service while PSE&G and the NRC investigated the event and PSE&G implemented remedial actions. PSE&G agreed not to restart the unit until approval was obtained from the NRC.

On April 7, 1994 the NRC sent an augmented inspection team (AIT) to Salem to investigate the event. The AIT completed its on-site investigation on April 15, 1994 and presented its preliminary findings at a public meeting held at the station site on April 26, 1994. The AIT concluded that the event had challenged the reactor coolant system pressure boundary, that operator error had occurred which complicated the event, that management had allowed equipment problems to exist which made operations difficult for plant operators, and that some equipment was degraded by the event, but overall the plant performed as designed. The AIT further concluded that operator use of emergency operating procedures was good and that investigation and trouble-shooting efforts were good. PSE&G's investigation of the event resulted in conclusions similar to those of the AIT. On May 9, 1994, PSE&G and the NRC staff presented their findings to the NRC Commissioners, and PSE&G described the actions it had taken to prepare Salem 1 for restart. On May 11, 1994, Senator Joseph Biden, representing Delaware, wrote to the NRC expressing his concerns regarding early restart of the unit and requested assurances "that all outstanding mechanical and management problems have been resolved and that a fine in the maximum amount will be levied upon the licensees". The unit returned to Service on June 4, 1994.

PSE&G has continued to address matters to improve Salem's operations identified by itself, the NRC and the Institute of Nuclear Power Operations *INPO), an independent industry group consisting of utilities, including PSE&G, that provides self critical analysis of nuclear operations to member utilities. Actions are being taken to improve the plant's material condition, to upgrade procedures and to enhance personnel performance, as well as other efforts to such end, including appointment of a new station manager and senior plant staff. In addition, PSE&G, effective September 29, 1994 established its nuclear operations as a separate business unit reporting directly to the Chairman and Chief Executive Officer of PSE&G and hired Leon R. Eliason as its Chief Nuclear Officer and President of its new Nuclear Business Unit.

On October 5, 1994, the NRC, as a result of the AIT inspection, as well as a follow-up inspection, issued a Notice of Violation and Proposed Imposition of Civil Penalty ("Notice") to PSE&G advising that it proposed to impose an aggregate fine of $500,000 for violations relating to the April 7, 1994 event, including: the failure to identify and correct significant conditions adverse to quality at the facility related to spurious steam flow signals and inoperable atmospheric relief valves, both of which, it concluded, led to unnecessary safety injections during the event; the failure to identify and correct significant conditions adverse to quality at the facility related to providing adequate training, guidance, and procedures for the operators to cope with the event; and the failure by supervisors to exercise appropriate command and control of the operations staff and the reactor during the event. In assessing its fine the NRC advised PSE&G that it "expects an aggressive and prompt response to this matter as neither PSE&G nor the NRC can accept (1) such performance in the future, and (2) the large number of equipment related events that have recently occurred at Salem." The NRC has stated that, after reviewing PSE&G's response to the Notice, including PSE&G's proposed corrective actions and the results of future inspections, it will determine whether further NRC enforcement action is necessary to ensure compliance with NRC regulatory requirements.

PSE&G;s own assessments, as well as those by the NRC and INPO, indicate that additional efforts are required to further improve operating performance, and PSE&G is committed to taking the necessary actions to address Salem's performance needs. PSE&G has indicated that the proposed $500,000 fine will be paid without challenge. No assurance can be given as to what, if any, further or additional actions may be taken by NRC or what further or additional actions may be taken by PSE&G, or required by the NRC to improve Salem's performance."











                          SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                     PECO ENERGY COMPANY






                                     /S/ M. W. RIMERMAN

                                         M. W. Rimerman

                                   Vice President - Finance
                                         and Treasurer


        October 7, 1994

                          SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                      PECO ENERGY COMPANY








                                         M. W. Rimerman
                                    Vice President - Finance
                                          and Treasurer








     October 7, 1994